EXHIBIT 4.3


[To be included in Registered Global Notes only: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.]


                             [FORM OF FACE OF NOTE]


No.__________________                                           $_______________


                        ALLIANCE CAPITAL MANAGEMENT L.P.

                               [ %] Note Due [ ]


     ALLIANCE CAPITAL MANAGMENT L.P., a Delaware limited partnership (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to _____________ or registered assigns, at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, the principal sum of ________________ Dollars on ______________, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on __________________ and _______________ of each year, commencing ___________________, _______________, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the ______________ or the _________________, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on these Notes, in which case from ________________, _________________, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after the ___________ day of ____________ or ______________, as the case may be, and before the following ____________ or ______________, this Note shall bear interest from such
_________________ or ______________; provided, that if the Issuer shall default in the payment of interest due on such _______________ or ______________, then this Note shall bear interest from the next preceding _________________ or __________________, to which interest has been paid or, if no interest has been paid on these Notes, from _________________. The interest so payable on any ________________ or _________________, will, subject to certain exceptions provided in the Senior Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the ________________ or _________________, as the case may be, next preceding such ___________________ or ___________________.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Senior Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, Alliance Capital Management L.P. has caused this instrument to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto or imprinted hereon.


Dated: _______ __, 200_


                                         ALLIANCE CAPITAL MANAGEMENT L.P.

                                         By: Alliance Capital Management
                                             Corporation, its General Partner


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

[SEAL]


Attest:_________________________
       Title:


               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities of the series designated herein referred to in the within-mentioned Senior Indenture.


                                         THE BANK OF NEW YORK, as Trustee


                                         By:
                                             -----------------------------------
                                             Authorized Signatory

                           [FORM OF REVERSE OF NOTE]

                        ALLIANCE CAPITAL MANAGEMENT L.P.

                               [ %] Note Due [ ]


     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued
under and pursuant to an indenture dated as of [                     ], 2001
(herein called the "Senior Indenture"), duly executed and delivered by the Issuer to The Bank of New York, Trustee (herein called the "Trustee"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Senior Indenture provided. This Note is one of a series designated as the ____% Notes Due _______ of the Issuer, initially limited in aggregate principal amount to $__________.

     In case an Event of Default with respect to the ___% Notes Due ____________, as defined in the Senior Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.

     The Senior Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Senior Indenture) of each series to be affected, evidenced as in the Senior Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or impair the right to institute suit for the enforcement of any payment on any Security when due or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Senior Indenture, the consent of the Holders of which is required for any such modification. It is also provided in the Senior Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Senior Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution here for, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Notes are issuable in registered form without coupons in denominations of $1000 and any multiple thereof at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Senior Indenture, but without the payment of any service charge, notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     The Notes may be redeemed at the option of the Issuer as a whole, or from time to time in part, on any date after ______________ and prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as further provided in the Senior Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

         If redeemed during the twelve-onth period beginning _________,


Year                Percentage                     Year             Percentage
----                ----------                     ----             -----------

-------------------------------------------------------------------------------

     Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Senior Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Senior Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     Terms used herein which are defined in the Senior Indenture shall have the respective meanings assigned thereto in the Senior Indenture.